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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated January 21, 2000, except for Note 11, which is as of March 8, 2000, relating to the financial statements and financial statement schedules of Mediaplex, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement. We also consent to the incorporation by reference in the Registation Statement on Form S-8 dated March 8, 2000 of our report appearing in this Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California
March 17, 2000

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